UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2018

Great Elm Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Street, Suite 230, Waltham, MA 02453

(Address of Principal Executive Offices) (Zip Code)

(617) 375-3006

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. ☐

If an emerging growth company, indicate by indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 6, 2018, Great Elm FM Holdings, Inc. (“Purchaser”), an indirect subsidiary of Great Elm Capital Group, Inc. (the “Company”), entered into a Contract of Purchase and Sale (the “Agreement”) with IT Fort Myers Holdings LLC (“Seller”) to acquire an 80.1% interest in the Gartner I and Gartner II office buildings and associated property located in Fort Myers, Florida (collectively, the “Property”). Seller owns 100% of the limited liability company membership interests of CRIC IT Fort Myers LLC (the “Property Owner”), which owns a fee simple interest in the Property.

Pursuant to the Agreement, Purchaser acquired 100% of the equity interests in the Property Owner in exchange for (i) $2.7 million in cash and (ii) 19.9% of the equity interests in Purchaser.

Currently, the Property is leased, on a triple net basis, to Gartner, Inc. (“Gartner”) until March 31, 2030, which may be extended in accordance with the terms of the lease.  The Property is also encumbered by indebtedness in the amount of approximately $58 million (the “Debt”).  The Debt is non-recourse with respect to Purchaser, and the Debt is not, nor will it be, guaranteed by the Company or its affiliates.  The Purchaser has pledged its limited liability company membership interests in the Property Owner to support the Debt.  Gartner is required to make monthly payments under the lease, substantially all of which will be used to service the Debt on the Property.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Agreement, a copy of which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 7.01Regulation FD Disclosure.

In connection with closing the transaction described under Item 1.01, the Company plans to present the information in the slides attached as Exhibit 99.1 to this Current Report on Form 8-K to certain interested parties.  On March 6, 2018, the Company also issued the press release attached as Exhibit 99.2 to this Current Report on Form 8-K to announce the closing of the transaction described under Item 1.01.

The information contained in this Item 7.01 and in Exhibits 99.1 and 99.2 to this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

The Company measured the significance of the acquisition described in Item 1.01 and determined that the total assets acquired exceed 20% or more of the total assets as reflected on the Company’s latest balance sheet filed with the U.S. Securities and Exchange Commission (the “SEC”).

Because the acquired assets are leased to a single tenant subject to triple net lease agreements, the registrant is providing financial information about the tenant rather than financial statements of the Property Owner.  The tenant, Gartner, provides publicly available financial statements in reports filed with the SEC at http://www.sec.gov.

(b)  Pro Forma Financial Information.

The pro forma financial information that is required to be filed pursuant to this item will be filed by amendment not later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

(d)  Exhibits.

Exhibit	Description
2.1	Contract of Purchase and Sale, dated March 6, 2018, between Great Elm FM Holdings, Inc. and IT Fort Myers Holdings, LLC*
99.1	An Introduction to the Fort Myers Transaction and GEC’s Real Estate Strategy Presentation, dated March 6, 2018
99.2	Press Release, dated March 6, 2018

*

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized as of March 6, 2018.

GREAT ELM CAPITAL GROUP, INC. (Registrant)

By: /s/ John J. Woods
Name: John J. Woods
Title: Chief Financial Officer